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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-56927, 333-28983, 33-60077, 33-10796, 33-6075, 333-53438 and 333-105324 of HPSC, Inc. on Form S-8 of our report dated March 31, 2003, August 13, 2003, as to the last paragraph of Note O and the matters discussed in Note P (which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 133 and the restatement described in Note P) incorporated by reference in this Annual Report on Form 10-K/A of HPSC, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 13, 2003

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INDEPENDENT AUDITORS' CONSENT